Exhibit 1.1
UDR, INC.
Common Stock
($0.01 par value)
ATM EQUITY OFFERINGSM SALES AGREEMENT
March 31, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179
Ladies and Gentlemen:
     UDR, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC or any other person that shall become an agent hereunder from time to time, as sales agent and/or principal (each an “Agent”, and together the “Agents”), severally and not jointly, of up to 20,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), on the terms set forth in Section 2 of this ATM Equity OfferingSM Sales Agreement (the “Agreement”). The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.
     As used herein, the term “subsidiary” means a corporation, real estate investment trust, partnership or limited liability company a majority of the outstanding voting stock or beneficial, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company, including, without limitation, United Dominion Realty L.P., a Delaware limited partnership (the “Operating Partnership”).
     Section 1. Representations and Warranties. The Company represents and warrants to the Agents that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earning Report Date (as defined in

Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):
     (a) Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-156002), in respect of certain of the Company’s securities, including the Common Stock, not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

     No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.
     (c) Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act

Regulations) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.
     (d) Due Incorporation or Formation. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, real estate investment trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Prospectus or the General Disclosure Package, and is duly qualified to do business as a foreign corporation, limited liability company, real estate investment trust or partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification (except in any case in which the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package (exclusive of any supplement thereto)).
     (e) Duly Authorized and Issued Partnership Interests. All the outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable, and, except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package and except for minority interests in the Operating Partnership described in the Registration Statement, the Prospectus and the General Disclosure Package, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company’s limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (f) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Prospectus and the General Disclosure Package; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package; the outstanding Shares of the Company’s Common Stock and the outstanding shares of the Company’s preferred stock, no par value per share, have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and delivered to and paid for by the Agents pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holder or beneficial owner of shares of capital stock of the Company will be subject to personal liability by reason of being such a holder or beneficial owner; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the New York Stock Exchange (“NYSE”); the certificates for the Shares are in valid and sufficient form.
     (g) No Preemptive Rights. Neither the holders of outstanding shares of capital stock of the Company nor the holders of any of the Company’s other outstanding securities are entitled to preemptive or other rights to subscribe for the Shares. Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (h) Accuracy of Descriptions and Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or to any report filed with the Commission under the 1934 Act which has not been so described or filed; and the statements in the Registration Statement, the Prospectus and the General Disclosure Package under the headings “Description of Capital Stock — Common Stock,” “Federal Income Tax Considerations” and “Additional Federal Income Tax Considerations” insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.
     (i) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (j) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated, the application of any net proceeds therefrom as described in the Registration Statement, the Prospectus and the General Disclosure Package will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (k) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated herein and in the Registration Statement and the Prospectus.

     (l) Absence of Defaults and Conflicts. Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus or the General Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).
     (m) Registration Rights. Except for certain registration rights of holders of units of limited partnership interests in United Dominion Realty, L.P. pursuant to the terms of the Contribution Agreement dated June 19, 2003, among Calvert Associates, a Virginia general partnership, Union Dominion Realty L.P., a Virginia limited partnership and United Dominion Realty Trust, Inc, a Maryland corporation, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (n) Financial Statements. The financial statements, together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, as set forth or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements comply as to form with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the 1934 Act and the 1934 Act Regulations, certain footnotes have been omitted from the financial statements included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package). The summary financial and statistical data, if any, included in the Registration Statement, the Prospectus or the General Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented in the Registration Statement, the Prospectus or the General Disclosure

Package; the Company is not required to include any financial statements of any other entity or business or any pro forma financial statements in the Registration Statement, the Prospectus or the General Disclosure Package under the 1933 Act or the 1933 Act Regulations or in any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations.
     (o) No Material Loss of Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package.
     (p) No Material Change. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been any material change in the capital stock, total assets or material increase in the long-term debt of the Company or any of its subsidiaries, or material change in any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package. Neither the Company nor any of its subsidiaries has entered into any transaction or agreement not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole or incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries considered as a whole.
     (q) Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
     (r) Properties. Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted (except in any case in which the failure to own or lease any such properties would not have a Material Adverse Effect.

     (s) Absence of Defaults and Conflicts. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except in any case in which it would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental agency, regulatory body, administrative agency, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties (except in any case in which it would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), as applicable.
     (t) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus or the General Disclosure Package, are independent public accountants with respect to the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States), and to the Company’s knowledge, Ernst & Young LLP has not engaged in any activity with respect to the Company that is prohibited by any of the subsections (g) through (l) of Section 10A of the 1934 Act.
     (u) Payment of Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares hereunder.
     (v) Payment of Taxes. Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
     (w) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that could have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
     (x) Insurance. The Company and each of its subsidiaries are adequately insured by insurers of recognized financial responsibility against all losses and risks (except in any case in which such would not have a Material Adverse Effect; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)); and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
     (y) Title to Property. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company or its subsidiaries have obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties; except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them; neither the Company nor its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties (except in any case in which such would not have a Material Adverse Effect.
     (z) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the

Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as required by the terms of the Company’s indebtedness described in the Registration Statement, the Prospectus and the General Disclosure Package.
     (aa) Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except in any case in which failure to possess such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto).
     (bb) Accounting Controls and Compliance with the Sarbanes-Oxley Act. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Stock on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act, the 1934 Act Regulations and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

     (cc) No Change in Internal Control Over Financial Reporting. Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.
     (dd) No Personal Loans to Directors. Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.
     (ee) No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each Agent is acting solely as principal and not the agent or fiduciary of the Company, (iii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) or any other obligations of the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with the offering of the Shares or the process leading thereto.
     (ff) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (gg) No Finder’s Fee. Except pursuant to this Agreement and as described in the Registration Statement, the Prospectus and the General Disclosure Package, there are no contracts, agreements or understandings between the Company, the Operating Partnership or any subsidiaries and any person relating to a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares.
     (hh) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and all such permits, licenses and approvals remain in full force and effect, and (iii) have not received and are not aware of any pending or threatened notice of any actual or potential liability for the investigation or remediation or any disposal or release of Hazardous Substances or for any other non-compliance with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or any such actual or potential liability would not, individually or in the aggregate, result in a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto). Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, (i) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and (ii) to the Company’s knowledge, Hazardous Substances have not been released or disposed in, on, under or near the Properties.
     “Environmental Laws” shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, public health or environmental protection, together with any amendment or a re-authorization thereof or thereto.
     “Governmental Authority” shall mean any federal, state, local or municipal governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.
     “Hazardous Substances” shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law.
     (ii) Compliance with ERISA Requirements. Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except in any case in which failure to do such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)). The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA (except in any case in which such would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration

Statement, the Prospectus and the General Disclosure Package (exclusive of any supplement thereto)).
     (jj) Significant Subsidiaries. The subsidiaries listed on Schedule 1 attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
     (kk) Possession of Intellectual Property. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Prospectus and the General Disclosure Package to be conducted (except in any case in which such would not have a Material Adverse Effect. To the Company’s knowledge, (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (ll) REIT Status. The Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) for each of its taxable years beginning with the taxable year ended December 31, 2007 through its taxable year ended December 31, 2010, or any prior year where the Company’s failure to so qualify could cause the Company to have a liability for taxes (whether in that year or any subsequent year) for which the Internal Revenue Service is or will be entitled to assert a claim, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2011 and thereafter. No transaction event has occurred which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year. The Company currently intends to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended.
     (mm) Proper Classifications of the Operating Partnership. The Operating Partnership is properly classified as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof.

     (nn) Proper Classification of Subsidiaries. Each of the subsidiaries that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) (“Subsidiary Partnerships”) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.
     (oo) Adequate Provision for Taxes. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.
     (pp) No Violation of Federal Reserve System Regulations. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Reasonable Basis for Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the Prospectus or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (rr) Absence of Commission Proceedings. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.
     (ss) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or other market-related data included in the Registration Statement, the Prospectus or the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.
     (tt) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or regulatory body or any arbitrator involving the Company with respect to the

Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (uu) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (vv) Actively Traded Security. The Common Stock is an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
     Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby as of the date or dates indicated in such certificate.
     Section 2. Sale and Delivery of Shares.
     (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company reserves the right to appoint additional Agents to act as sales agents and/or principals, severally and not jointly, for the Shares. Any such additional Agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgment of its appointment hereunder, including the form of letter attached hereto as Annex II, and delivery to the Company of addresses for notice hereunder. After the time an additional Agent is appointed, the Company shall deliver to such additional Agent copies of the documents delivered to the other Agents under Sections 3(j), 3(k), 3(l), 6(b), 6(c), 6(d), 6(e) and 6(f)(ii).
     (b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent, through whom the sale of Shares is effected on that day, on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed such Agent to make such sales. On any Trading Day, the Company shall sell Shares through only one of the Agents, but in no event through more than one of the Agents, and the Company shall give at least one business day prior written notice by facsimile or email to the Agents to notify them of any change of the Agent through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. On any Trading Day, the Company may instruct the Agent through whom the sale of Shares are effected on that day by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof and the receipt of written confirmation of the Company by such Agent, the Agents shall use their commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and each of the Agents acknowledge and agree that (A) there can be no assurance that the Agents will be successful in selling the Shares, (B) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agents shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by an Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
     (c) Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents as sales agents shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agents are acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
     (d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by such Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices.

The compensation payable to the Agents for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 2% of the gross sales price of the Shares sold pursuant to this Agreement. The Company may sell Shares to the Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agents for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agents will agree to compensation that is customary for the Agent with respect to such transactions.
     (e) If acting as sales agent hereunder, the Agent through whom sales are effected shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.
     (f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), and notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.
     (g) If the Company or any Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (h) Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent selling such Shares (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the applicable Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent selling such Shares harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.
     (i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agents given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 2(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
     (j) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agents (with a copy to counsel to the Agents) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and obtain the consent of the Agents to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (3)(j), (k) and (l) hereof; respectively, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(i), which shall have independent application.
     (k) At each Applicable Time, Settlement Date, Registration Amendment Date, Company Periodic Report Date, Company Earnings Report Date and Request Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agents to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
     Section 3. Covenants. The Company agrees with the Agents:
     (a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agents promptly after reasonable notice thereof and to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).
     (b) Promptly from time to time to take such action as the Agents may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agents, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agents, copies of the most recent Prospectus in such quantities and at such locations as the Agents may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many written and electronic copies as the Agents may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a)

of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
     (e) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.
     (f) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the General Disclosure Package.
     (g) In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.
     (h) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (i) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Company Earnings Report Date (as defined below), each Request Date and each Company Periodic Report Date (as defined below) and each date on which Shares are delivered to the Agents pursuant to a Terms Agreement, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement or any Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.
     (j) Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agents as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on

Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by this Section 3(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) a certificate dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Agents are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(f), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
     (k) Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) the written opinion and letter of each counsel to the Company (who shall be reasonably acceptable to the Agents), dated the date of delivery thereof to the Agents (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Sections 6(c) and 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents shall furnish the

Agents (with a copy to counsel for the Agents) with a letter substantially to the effect that the Agents may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
     (l) Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agents as principal on a Settlement Date, and promptly after each other Representation Date, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
     (m) The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own accounts and for the account of their respective clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.
     (n) If, to the knowledge of the Company, all filings required by Rule 424 of the 1933 Act Regulations in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.
     (o) The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.
     (p) The Company will not, without (i) giving the Agents at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the issuance by the Company of (w) the Shares to be offered and sold through the Agents pursuant to this Agreement or any Terms Agreement, (x) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time, (y) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof and (z) shares of Common Stock issuable upon conversion of securities outstanding at the time of the execution of this Agreement.
     (q) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (r) As promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a Prospectus Supplement, which will set forth the number of Shares sold by the Company pursuant to this Agreement, the net proceeds to the Company and the compensation paid by the Company to the Agents in a form previously approved by the Agents with respect to such sales and to file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the 1933 Act); to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”))

to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents; and, at the Agents’ request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
     Section 4. Free Writing Prospectus.
     (a) (i) The Company represents and agrees that without the prior consent of the Agents, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and
          (ii) each Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.
     (b) The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission, or retention where required and legending.
     Section 5. Payment of Expenses.
     (a) The Company covenants and agrees with the Agents that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the NYSE; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

     (b) If an aggregate of 1,000,000 Shares have not been offered and sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents incurred by it in connection with the offering contemplated by this Agreement.
     Section 6. Conditions of Agents’ Obligations. The obligations of the Agents hereunder shall be subject, in each of their sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Sidley Austin LLP, counsel for the Agents, shall have furnished to the Agents such written opinion or opinions, dated as of such date, with respect to such matters as the Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (c) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Morrison & Foerster LLP, counsel for the Company, shall have furnished to the Agents written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit A attached hereto and in form and substance satisfactory to the Agents.

     (d) On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Kutak Rock LLP, counsel for the Company, shall have furnished to the Agents written opinion or opinions, dated as of such date, substantially in the form set forth in Exhibit B attached hereto and in form and substance satisfactory to the Agents.
     (e) At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
     (f) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Company will furnish or cause to be furnished promptly to the Agents a certificate of an officer in a form satisfactory to the Agents stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agents shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied.
     (g) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the General Disclosure Package, no Material Adverse Effect shall have occurred.
     (h) The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

     (i) On such dates as reasonably requested by the Agents, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agents.
     (j) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
     (k) The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.
     (l) Counsel for the Agents shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agents.
     Section 7. Indemnification.
     (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred by the Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.
     (b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of each Agent and to each person, if any, who controls such Agent within the meaning of the 1933 Act and each broker-dealer affiliate of each Agent; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of each Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.
     Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agents are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agents have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     Section 10. Termination.
     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through an Agent for the Company or with respect to any pending sale to an Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7, Section 8 , Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (b) Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7, Section 8, Section 14 and Section 15 of this Agreement shall remain in full force and effect notwithstanding such termination.
     (c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7, Section 8 , Section 14 and Section 15 of this Agreement shall remain in full force and effect.

     (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.
     (e) In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.
     Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agents shall be delivered or sent by mail, telex or facsimile transmission to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Fax No.: (646) 855-3073
Attention: Syndicate Department,
With a copy to: ECM Legal
Fax. No.: (212) 230-8730,

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Fax No.: (212) 816-7912
Attention: Citigroup General Counsel,
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Attention: LCD-IBD,
J.P. Morgan Securities LLC
383 Madison Avenue, 3rd Floor
New York, New York 10179
Attention: Equity Syndicate Desk (Fax No.: (212) 622-8358)
Special Equities Group (Fax No.: (212) 622-0398)
Lisa M. Hunt (Fax No.: (212) 622-0398; Email: lisa.m.hunt@jpmorgan.com)
Hank Wilson (Fax No.: (212) 622-8358; Email: hank.wilson@jpmorgan.com), and if to the Company to:
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Fax No.: (720) 283-2453
Attention: Warren L. Troupe
With a copy to:
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Suite 6000
Washington, D.C. 20006
Fax No.: (202) 887-0763
Attention: David M. Lynn
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agents and each person who controls the Company or the Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agents shall be deemed a successor or assign by reason merely of such purchase.

     Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon such judgment.
     Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.
     Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours, UDR, Inc.
By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President

Accepted as of the date hereof:
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Jeffrey Horowitz
	Name:	Jeffrey Horowitz
	Title:	Managing Director

Citigroup Global Markets Inc.
By:	/s/ Matthew J. Greenberger
	Name:	Matthew J. Greenberger
	Title:	Managing Director

Credit Suisse Securities (USA) LLC
By:	/s/ Andrew D. Richard
	Name:	Andrew D. Richard
	Title:	Managing Director

J.P. Morgan Securities LLC
By:	/s/ Steve Dearing
	Name:	Steve Dearing
	Title:	Executive Director

Schedule 1
Significant Subsidiaries
United Dominion Realty, L.P.

1

Exhibit A
Form of Opinion of Morrison & Foerster LLP
Counsel to the Company
     For purposes of this Exhibit A, references to “the Company” refer solely to UDR, Inc., a Maryland corporation, and do not include its predecessor.
     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus as amended or supplemented.
     (b) The Company is duly qualified to transact business as a foreign corporation in the States, Districts or Commonwealths, as applicable, of Arizona, Colorado, Delaware, District of Columbia, Florida, Massachusetts, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas and Virginia.
     (c) The Shares have been duly authorized for issuance and sale to the Agents pursuant to the Sales Agreement and, upon delivery to the Agents against payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable; the certificates for the Shares comply in all material respects with the applicable requirements of the Articles of Restatement, dated as of July 29, 2005 (the “Articles of Restatement”), the Amended and Restated Bylaws and applicable Maryland law; and the issuance of the Shares is not subject to preemptive rights arising under the Articles of Restatement, the Amended and Restated Bylaws or Maryland law.
     (d) The execution and delivery by the Company of the Sales Agreement, the compliance by the Company with all of the provisions thereof and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Shares, will not (i) result in a violation of the Articles of Restatement or Amended and Restated Bylaws of the Company, (ii) to our knowledge, materially violate any applicable statute, law, order, rule or regulation of any Maryland court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of Maryland having jurisdiction over the Company or any of its properties, or (iii) to our knowledge, constitute a material breach of the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which the property or assets of the Company is subject and which has been filed as an exhibit to any of the Company’s filings made pursuant to the 1934 Act and incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package.
     (e) The statements set forth in the Prospectus under the caption “Description of Capital Stock — Common Stock,” insofar as they constitute a summary of documents referred to therein or matters of Maryland law, are correct in all material respects.

     (f) The Sales Agreement has been duly authorized, executed and, based solely on the Officer’s Certificate, delivered by the Company.
     (g) The Operating Partnership is validly existing in good standing under the laws of the State of Delaware. The Operating Partnership is duly qualified and authorized to transact business as a foreign limited partnership in the States or Commonwealths, as applicable, of Arizona, California, Florida, Maryland, Ohio, Oregon, Tennessee, Texas, Virginia and Washington.
     (h) No authorization, approval or consent of any governmental authority or agency is required in connection with the transactions contemplated in the Sales Agreement, except such as have been obtained under the 1933 Act and such as may be required under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Agents in the manner contemplated in the Sales Agreement and in the Prospectus and Prospectus Supplement and such other approvals as have been obtained.
     (i) To our knowledge, there are no legal or governmental proceedings pending to which the Company or the Operating Partnership is a party or to which any property of the Company or the Operating Partnership is subject that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations that are not so disclosed.
     (j) The Company is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus Supplement, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.
     (k) The Registration Statement (as of its effective date and excluding any Form T-1, as to which we express no opinion), and the Prospectus, as of the date of the Prospectus Supplement and as of the date of this opinion, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Regulations and the 1934 Act and the 1934 Regulations (except that in each case we have not been requested to and we do not express any view as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein or excluded therefrom).
     (l) Although the discussion set forth in the General Disclosure Package under the heading “Federal Income Tax Considerations” and the Prospectus Supplement under the heading “Additional Federal Income Tax Considerations” does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of the Shares, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States Federal income tax consequences of the ownership and disposition of the Shares, subject to the qualifications set forth therein. The United States Federal income tax consequences of the ownership and disposition of such Shares by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in the General Disclosure Package under the heading “Federal Income Tax Considerations” and the Prospectus Supplement under the heading “Additional Federal Income Tax Considerations” as applied to any particular holder.
     In addition, we have participated in conferences with your representatives and with representatives of the Company and its accountants concerning the Registration Statement, the Prospectus and the General Disclosure Package and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based on and subject to the foregoing, no facts have come to our attention that have caused us to believe that as of the date of this opinion, the Registration Statement (as amended or supplemented to the date hereof), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we have not been requested to and we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).

Exhibit B
Form of Tax Opinion of Kutak Rock LLP
Counsel to the Company
     1. Commencing with UDR’s taxable year that ended on December 31, 2007, UDR has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter. As noted in the Offering Documents, UDR’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of UDR’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

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Annex I
UDR, Inc.
Common Stock
($0.01 par value)
TERMS AGREEMENT
[ADDRESS OF AGENT]
Ladies and Gentlemen:
     UDR, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the ATM Equity OfferingSM Sales Agreement, dated [Date] (the “Sales Agreement”), between the Company and [AGENT] (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.
     [The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “time on which Shares are delivered to the Agent” within the meaning of Sections 3(i), (j), (k) and (l) of the Sales Agreement.]*

*	Include only if the Agent has an over-allotment option.

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     Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]1 in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.
     An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.
     Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.
     THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Intentionally Left Blank]

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Very truly yours, UDR, Inc.
By:
Name:
Title:

Accepted as of the date hereof:
[AGENT]

By:
Name:
Title:

Annex II
[Date]
[ADDRESS OF AGENT]
Re:      UDR, Inc. — ATM Equity OfferingSM Sales Agreement, dated [Date]
Dear __________:
     The ATM Equity OfferingSM Sales Agreement, dated [Date] (the “Agreement”), among UDR. Inc., a Maryland corporation (the “Company”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (collectively, the “Agents”), provides for the issue and sale by the Company of the Shares. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Agreement.
     Subject to and in accordance with the terms of the Agreement, the Company hereby appoints you as Agent (as such term is defined in the Agreement) on an on-going basis in connection with the purchase of the Shares. On any Trading Day, the Company shall sell Shares through only one of the Agents, but in no event through more than one of the Agents. Your appointment is made subject to the terms and conditions applicable to Agents under the Agreement and terminates upon termination of the Agreement. Accompanying this letter is a copy of the Agreement, the provisions of which are incorporated herein by reference. Copies of the documents previously delivered to the Agents under the Agreement are available upon request.
     This letter agreement, like the Agreement, is governed by and construed in accordance with the laws of the State of New York.
     If the above is in accordance with your understanding of our agreement, please sign and return this letter to us. This action will confirm your appointment and your acceptance and agreement to act as Agent on an on-going basis in connection with the purchase of the Shares under the terms and conditions of the Agreement.

Very truly yours,
AGREED AND ACCEPTED

UDR, Inc.

By:	By:

Name:		Name:
Title:		Title:

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